                                                           Exhibit No. EX-99.h.3
                                  Form of Distribution Expense Limitation Letter

                          Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

January 1, 2006

Delaware Group Equity Funds V
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the  performance  of the  Delaware  Small Cap Core Fund
(the  "Fund"),  which  is a  series  of  Delaware  Group  Equity  Funds  V,  the
Distributor  shall, from January 1, 2006 through March 31, 2007, waive a portion of the Rule 12b-1 (distribution) fees for the Fund's Class A Shares so that such
Rule 12b-1 (distribution) fees for the Fund will not exceed 0.25%.

     The Distributor  acknowledges  that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

                                             Delaware Distributors, L.P.

                                             By: _________________________
                                                   Name:
                                                   Title:
                                                   Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds V

By: _________________________
      Name:
      Title:
      Date:

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

March 27, 2006

Delaware Group Equity Funds V
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the  performance of the Delaware  Dividend Income Fund, the  Delaware  Small  Cap  Value  Fund and the  Delaware  Small  Cap  Core  Fund
(together,  the "Funds"), which are series of Delaware Group Equity Funds V, the
Distributor  shall  waive a portion  of the Rule 12b-1  (distribution)  fees for
Class A Shares  and  Class R Shares,  as  applicable,  so that  such Rule  12b-1
(distribution)  fees for the Funds will not exceed the  following  rates for the periods described below:

Fund                                   Share Class/Cap         Effective Dates

Delaware Dividend Income Fund          Class A - 0.25%          4/1/06-3/31/07
                                       Class R - 0.50%          4/1/06-3/31/07

Delaware Small Cap Value Fund          Class A - 0.25%         3/27/06-3/31/07
                                       Class R - 0.50%          4/1/06-3/31/07

Delaware Small Cap Core Fund           Class R - 0.50%          4/1/06-3/31/07

     The Distributor  acknowledges  that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

                                                  Delaware Distributors, L.P.

                                                  By: _________________________
                                                        Name:
                                                        Title:
                                                        Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds V

By: _________________________
      Name:
      Title:
      Date: